Exhibit 10.2

FIRST AMENDMENT TO

PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”), executed as of the 17th day of August, 2009, but effective for all purposes as of the 15th day of May, 2009, is made by and between CECO ENVIRONMENTAL CORP., a Delaware corporation (“Company”), and ICARUS INVESTMENT CORP., an Ontario corporation (“Holder”).

RECITALS

A. The Company executed a Promissory Note dated May 15, 2009 in the principal amount of USD $3,000,000, payable to Holder (the “Note”), which the parties intended to be a secured promissory note.

B. The Company and Holder desire to amend the Note (i) to provide and confirm that the Note is in fact secured by that certain Security Agreement dated August 14, 2008 among Holder, the Company and certain subsidiaries of the Company, as amended by that certain First Amendment to Security Agreement dated of even date herewith (as amended, the “Security Agreement”), (ii) to clarify the subordinated status of the indebtedness evidenced by the Note, and (iii) and to make such other revisions as further provided herein.

AGREEMENT

NOW, THEREFORE in consideration of the foregoing premises and the mutual covenants contained herein, and for other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Section 1. Amendments.

(a) Section 1 (Maturity) of the Note is hereby amended by deleting the first Section 1(ii) in its entirety and replacing such with the following: “(ii) six months after payment of the Superior Debt (as defined in Section 11)”.

(b) The reference to “Lender” in the last sentence of Section 2 (Interest) of the Note is hereby amended by substituting a reference to “the Company” for such reference to “Lender” where “Lender” appears therein.

(c) Section 6 (Prepayment) of the Note is hereby amended by deleting the original provision in its entirety and replacing such provision with a new Section 6, which shall read as follows:

“6. Prepayment. The Company, at its option and without any premium, may prepay in whole or in part the balance of this Note at any time, subject to the terms of Section 3 herein and the Subordination Agreement (as defined in Section 11). Any prepayment shall include interest to the date it is made. No partial prepayment will postpone the due date or affect the amount of the next scheduled payment.”

(d) The Note is hereby amended by adding the following new Section 11 thereto:

“11. Subordination. Notwithstanding anything herein to the contrary, (i) the obligations evidenced by this Note are subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement hereinafter

FIRST AMENDMENT TO PROMISSORY NOTE	PAGE 1

referred to) (the “Superior Debt”) pursuant to, and to the extent provided in the Subordination Agreement, dated as of August 14, 2008 (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”) in favor of Fifth Third Bank (together with its successors and assigns, and the other holders, if any, of the Senior Obligations identified therein, the “Senior Lender”) and (ii) the rights of the holder of this Note hereunder are subject to the limitations and provisions of the Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and the terms of this Note, the terms of the Subordination Agreement shall govern.

Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree the Senior Lender has agreed that, so long as the Company is not then in default of Company’s covenants contained in the Credit Agreement, the Note may be prepaid, in whole or in part, at any time without Senior Lender’s consent in accordance with Section 6 herein and the Subordination Agreement.”

(e) The Note is hereby amended by adding the following new Section 12 thereto:

“12. Security. This Note is secured by the Security Agreement dated as of August 14, 2008, as amended by the First Amendment to Security Agreement dated as of August 17, 2009 (as amended, the “Security Agreement”). This Note, the Security Agreement and any and all other agreements presently existing or hereafter entered into which evidence and/or secure any indebtedness from the Company to Holder in connection with this Note or the Security Agreement, other than (i) that certain Registration Rights Agreement between Holder and the Company dated August 14, 2008, and (ii) any equity or equity related rights (including obligations pertaining to any conversion rights) under that certain Subordinated Convertible Promissory Note dated August 14, 2008, as amended, shall hereinafter be collectively referred to as the “Loan Documents.” The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. The Company does hereby covenant to abide by and comply with each and every term, covenant, condition, provision, stipulation and agreement set forth in the Loan Documents.”

Section 2. Miscellaneous.

(a) Continuing Effectiveness. All terms and provisions of the Note, except as expressly modified herein, shall continue in full force and effect, and the Company hereby confirms each and every one of its obligations under the Note as amended herein. The indebtedness evidenced by the Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Note, or release or otherwise adversely affect any lien, mortgage, or security interest securing such indebtedness or any rights of the Holder against any party.

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(b) Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law.

[SIGNATURE PAGE TO FOLLOW]

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Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above, effective as of May 15, 2009.

“Company”

CECO ENVIRONMENTAL CORP.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Vice President and CFO

“Holder”

ICARUS INVESTMENT CORP.

By:	/s/ Phillip DeZwirek

Its:	President